Exhibit 99-1

Contact:    John Haudrich (investors), 314-656-5375

Brian Peura (investors), 314-656-5696

Tom Lange (media), 314-656-5369`

Mylene Labrie (Canada), 514-864-5103

www.smurfit-stone.com

SMURFIT-STONE REPORTS IMPROVED

FOURTH QUARTER AND FULL YEAR 2007 EARNINGS

•             Improved year-over-year fourth quarter and full year 2007 adjusted net income

•             Successful price increases and operational improvements drove higher earnings

•             Exceeded 2007 cumulative strategic initiatives benefit target

•             Company expects improved year-over-year profits in first quarter and full year 2008

	Fourth Quarter		Full Year
	2007	2006	2007	2006
Net income (loss) available to common stockholders per diluted share	$0.16	$0.09	$(0.45)	$(0.28)
Non-cash foreign currency translation (gains) losses - Canadian Dollar	0.02	(0.05)	0.20	—
Restructuring (income) charges	(0.07)	0.02	0.02	0.10
(Gain) loss on sale of assets and discontinued operations	—	—	0.38	(0.04)
Loss on early extinguishment of debt	—	—	0.07	0.07
Other, net	(0.02)	—	(0.05)	—
Adjusted net income (loss) available to common stockholders per diluted share	$0.09	$0.06	$0.17	$(0.15)

CREVE COEUR, MO., and CHICAGO, January 28, 2008 – Smurfit-Stone Container Corporation (NASDAQ:  SSCC) today reported fourth quarter 2007 adjusted net income of $23 million, or $0.09 per diluted share.   These results represent a $0.03 per share improvement compared to adjusted net income of $14 million, or $0.06 per share, in the prior year quarter.

For full year 2007, adjusted net income was $44 million, or $0.17 per share, an increase of $0.32 per share compared to an adjusted net loss of $39 million, or $0.15 per share, in 2006.

Adjusted net income (loss) reflects adjustments to net income (loss) available to common stockholders, as detailed above.   Adjustments to the company’s 2007 net loss of $0.45 per diluted share include a $0.38 per share loss related to the sale of assets in the third quarter of 2007 and a $0.20 per share non-cash foreign currency translation loss.

Sales were $1.84 billion for the fourth quarter 2007 compared to $1.82 billion in the prior year quarter.  Full year 2007 sales were $7.42 billion representing a 3.7 percent increase over 2006 sales of $7.16 billion.

Executing Smurfit-Stone’s Transformation Strategy

Commenting on the company’s results, Patrick J. Moore, chairman and CEO, said, “I am pleased to report Smurfit-Stone’s year-over-year adjusted earnings improved both in the fourth quarter and full year 2007.  The successful implementation of our recent price increases, improving business mix, and savings from operational improvements drove higher profits, despite continued inflationary cost pressures.  We reduced debt significantly during the year, strengthening our balance sheet and enhancing our financial flexibility. At the same time, we invested capital to establish one of the most modern converting operations in North America.   As we continue to execute our strategy, I am confident our efforts will drive improved financial performance in the future.”

Solid Operating Performance

Operating highlights:

•             Exceeded 2007 cumulative strategic initiatives benefit target of $420 million

•             Average prices improved sequentially 5.7 percent and 2.4 percent, respectively, for domestic linerboard and boxes

•             Record low year-end containerboard inventory levels

•             Capital investments of $116 million in fourth quarter 2007 and $384 million in 2007

•             2 box plant closures in fourth quarter 2007, 12 in 2007, and 28 since 2005

•             Headcount reductions were 200 in the fourth quarter 2007, 1,750 in 2007, and 5,350 since 2005

Commenting on operations, Steven J. Klinger, president and COO, said, “We executed well throughout 2007 and achieved $438 million in cumulative savings from our strategic initiatives program.   Our recent $40 per ton containerboard and box price initiatives were successfully completed by January 1.   Fourth quarter per-day box shipments were up sequentially as expected but were down 8 percent from the prior year, 6 percent due to box plant closures and continued efforts to improve margins by exiting unprofitable accounts.  At the same time, strong containerboard export demand contributed to lower containerboard inventories.  Inventory levels were down both sequentially and year-over-year, ending 2007 at record low levels.   Mill production was down sequentially in the fourth quarter due to higher scheduled maintenance downtime.   Operating profits declined compared to the third quarter due to lower mill production, seasonally higher energy usage, and higher fiber cost.   As we transform our operations for long-term success, we invested to modernize our operations and have closed higher cost facilities.  Despite transition costs during this period of change, we are improving productivity and our competitive position in the marketplace.”

Improved Financial Flexibility

Financial highlights:

•             Reduced debt $47 million in fourth quarter 2007 and $275 million in 2007

•             $344 million revolving credit availability at year end 2007

•             Reduced interest expense and extended bond maturities in 2007

•             Credit rating upgraded by S&P in fourth quarter 2007

Commenting on the company’s financial position, Charles A. Hinrichs, senior vice president and CFO, said, “We significantly improved Smurfit-Stone’s financial flexibility in 2007.  We divested non-core operations and applied those proceeds to debt reduction.   Liquidity remains excellent.   During the year, we refinanced our highest coupon bond, which reduced interest expense and extended bond maturities.  As a result, we have no significant bond maturities until 2012.     Recognizing the progress we have made, S&P upgraded Smurfit-Stone’s corporate credit rating in the fourth quarter 2007.”

Outlook – Improved Financial Performance

Higher average prices and incremental benefits from the company’s strategic initiatives program should drive higher year-over-year adjusted net income in the first quarter and full year 2008, despite a slowing US economy.  Seasonal factors will drive sequentially lower first quarter profits due to higher energy usage and timing issues contributing to additional employee benefit costs.   Commenting on the company’s long-term outlook, Moore said, “Smurfit-Stone is a different company since the inception of our transformation program.  Our operations are more cost effective, our mills are more productive, and we are building one of the most modern converting operations in North America.   These efforts are establishing a platform for long-term profitability and increased shareholder value in the future.”

Smurfit-Stone management will discuss the company’s financial performance at 9:00am ET on Tuesday, January 29, 2008, via a live webcast and teleconference.   Participants can join the

presentation by linking to the webcast through the investor page of the company’s website at www.smurfit-stone.com or by calling 415-226-5354 (no passcode) at least 10 minutes prior to the commencement of the presentation.  The presentation will be archived on the company’s website for subsequent viewing.

# # #

Smurfit-Stone Container Corporation (NASDAQ: SSCC) is the industry’s leading integrated containerboard and corrugated packaging producer and is one of the world’s largest paper recyclers.  The company is a member of the World Business Council for Sustainable Development, the Sustainable Forestry Initiative®, and the Chicago Climate Exchange.  Smurfit-Stone generated revenue of $7.4 billion in 2007, has led the industry in safety every year since 2001, and conducts its business in compliance with the environmental, health, and safety principles of the American Forest & Paper Association.

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, continued pricing pressures in key product lines, seasonality and higher recycled fiber and energy costs, as well as other risks and uncertainties described in the company’s annual report on form 10-K for the year ended December 31, 2006, as updated from time to time in the company’s Securities and Exchange Commission filings. In this press release, certain non-U.S. GAAP financial information is presented. A reconciliation of that information to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the attached schedules.

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31, 2007	December 31, 2006
	(Unaudited)	(Restated)
		(Note 1)
Assets
Current assets
Cash and cash equivalents	$7	$9
Receivables, net	170	166
Retained interest in receivables sold (Note 2)	249	179
Inventories	540	538
Prepaid expenses and other current assets	36	34
Total current assets	1,002	926

Net property, plant and equipment	3,454	3,731
Timberland, less timber depletion	32	43
Goodwill	2,727	2,873
Other assets	172	204

	$7,387	$7,777

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$11	$84
Accounts payable	582	542
Accrued compensation and payroll taxes	193	211
Interest payable	66	79
Income taxes payable	10	2
Current deferred income taxes	21	2
Other current liabilities	106	147
Total current liabilities	989	1,067

Long-term debt, less current maturities	3,348	3,550
Other long-term liabilities	834	1,010
Deferred income taxes	361	371

Stockholders’ equity
Preferred stock	97	93
Common stock	3	3
Additional paid-in capital	4,066	4,040
Retained earnings (deficit)	(2,058)	(1,945)
Accumulated other comprehensive income (loss)	(253)	(412)
Total stockholders’ equity	1,855	1,779

	$7,387	$7,777

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)	(Restated)	(Unaudited)
		(Note 1)

Net sales	$1,841	$1,819	$7,420	$7,157
Costs and expenses
Cost of goods sold	1,589	1,541	6,404	6,185
Selling and administrative expenses	147	169	633	677
Restructuring (income) expense	(29)	8	16	43
(Gain) loss on disposal of assets	(2)		62	(24)
Income from operations	136	101	305	276
Other income (expense)
Interest expense, net	(65)	(75)	(285)	(341)
Loss on early extinguishment of debt			(29)	(28)
Foreign currency exchange gains (losses)	(5)	13	(52)	1
Other, net	(3)	(4)	(15)	(18)
Income (loss) from continuing operations before income taxes	63	35	(76)	(110)
(Provision for) benefit from income taxes	(19)	(10)	(27)	40
Income (loss) from continuing operations	44	25	(103)	(70)
Discontinued operations
Income from discontinued operations, net of income tax provision of $9 for the year ended December 31, 2006				14
Loss on disposition of discontinued operations, net of income tax provision of $174 for the year ended December 31, 2006				(3)
Net income (loss)	44	25	(103)	(59)
Preferred stock dividends and accretion	(3)	(3)	(12)	(12)
Net income (loss) available to common stockholders	$41	$22	$(115)	$(71)

Basic and diluted earnings per common share
Income (loss) from continuing operations	$0.16	$0.09	$(0.45)	$(0.32)
Discontinued operations				0.05
Loss on disposition of discontinued operations				(0.01)
Net income (loss) available to common stockholders	$0.16	$0.09	$(0.45)	$(0.28)

Weighted average shares outstanding	256	255	256	255

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	For the Year Ended December 31,
	2007	2006
	(Unaudited)
Cash flows from operating activities
Net loss	$(103)	$(59)
Adjustments to reconcile net loss to net cash provided by operating activities
Gain on disposition of discontinued operations		(171)
Loss on early extinguishment of debt	29	28
Depreciation, depletion and amortization	360	377
Amortization of deferred debt issuance costs	8	9
Deferred income taxes	11	108
Pension and postretirement benefits	(59)	(14)
(Gain) loss on disposal of assets	62	(24)
Non-cash restructuring (income) expense	(21)	5
Non-cash stock-based compensation	21	25
Non-cash foreign currency exchange (gains) losses	52	(1)
Change in current assets and liabilities, net of effects from acquisitions and dispositions
Receivables and retained interest in receivables sold	(71)	11
Inventories	(6)	46
Prepaid expenses and other current assets	7	15
Accounts payable and accrued liabilities	(39)	(90)
Interest payable	(13)	(17)
Other, net	5	17

Net cash provided by operating activities	243	265

Cash flows from investing activities
Expenditures for property, plant and equipment	(384)	(274)
Proceeds from property disposals and sale of businesses	452	980

Net cash provided by investing activities	68	706

Cash flows from financing activities
Proceeds from long-term debt	675
Net repayments of long-term debt	(952)	(937)
Debt repurchase premiums	(23)	(24)
Preferred dividends paid	(8)	(8)
Proceeds from exercise of stock options	2	2
Deferred debt issuance costs	(7)

Net cash used for financing activities	(313)	(967)

Increase (decrease) in cash and cash equivalents	(2)	4
Cash and cash equivalents
Beginning of period	9	5

End of period	$7	$9

Note 1. Restatement of Prior Period Financial Statements

As disclosed in the second quarter of 2007, the Company determined that net benefits from income taxes previously recognized on non-cash foreign currency exchange losses from 2000 to 2006 should not have been recognized under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” As reflected in the financial statements included in this release, the Company has restated its prior years’ financial statements for the correction of this error. Because the errors were not material to any prior years’ financial statements, the revisions to the years ended December 31, 2003 through 2006 will be presented in future filings, including the December 31, 2007 Form 10-K. The restatement does not impact the Company’s annual 2006 consolidated statement of operation or consolidated statement of cash flows.

As previously disclosed, effective January 1, 2007, the Company adopted the Financial Accounting Standards Board Staff Position No. AUG AIR-1 “Accounting for Planned Major Maintenance Activities.” The new standard does not impact the Company’s annual 2006 financial statements.

For the three months ended December 31, 2006, the above described adjustments had the following impact on net income available to common stockholders:

(In millions)	As Previously Reported	Income Tax Adjustments	Major Maintenance Adjustment	As Restated
Three months ended December 31, 2006	$22	$5	$(5)	$22

Note 2. Retained Interest in Receivables Sold

At December 31, 2007 and 2006, $656 million and $590 million, respectively, of receivables had been sold under two accounts receivable programs, of which the company retained a subordinated interest. The off-balance sheet Stone Receivables Corporation debt and funding received from the Canadian accounts receivable program totaled $422 million and $448 million, respectively, as of those dates. See our Annual Report on Form 10-K for the year ended December 31, 2006 for further description of these programs.

SMURFIT-STONE CONTAINER CORPORATION

SELECTED FINANCIAL HIGHLIGHTS

(In millions, except per share data)

(Unaudited)

	2007					2006 - Restated
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net sales	$1,824	$1,870	$1,885	$1,841	$7,420	$1,729	$1,765	$1,844	$1,819	$7,157

Containerboard and corrugated containers segment operating profit (Note 1,2)
	$102	$162	$182	$158	$604	$29	$140	$198	$155	$522
Interest expense, net	(74)	(73)	(73)	(65)	(285)	(92)	(96)	(78)	(75)	(341)
Corporate expenses	(44)	(46)	(44)	(43)	(177)	(46)	(47)	(41)	(43)	(177)
Other income (expense), net	(70)	(47)	(114)	13	(218)	(6)	(71)	(35)	(2)	(114)
Pre-tax income (loss) from continuing operations	$(86)	$(4)	$(49)	$63	$(76)	$(115)	$(74)	$44	$35	$(110)

Net income (loss) available to common stockholders	$(55)	$(5)	$(96)	$41	$(115)	$(64)	$(50)	$21	$22	$(71)

Net income (loss) available to common stockholders per diluted share	$(0.21)	$(0.02)	$(0.38)	$0.16	$(0.45)	$(0.25)	$(0.20)	$0.08	$0.09	$(0.28)

Adjusted net income (loss) per diluted share	$(0.09)	$0.06	$0.11	$0.09	$0.17	$(0.29)	$(0.04)	$0.12	$0.06	$(0.15)
Adjusted EBITDA	$135	$206	$217	$197	$755	$82	$193	$231	$201	$707

Depreciation, Depletion and Amortization	$88	$93	$91	$88	$360	$100	$99	$89	$89	$377
Capital expenditures	$96	$75	$97	$116	$384	$56	$83	$59	$76	$274

Pension contributions	$31	$36	$48	$14	$129	$18	$45	$47	$37	$147

Total reported debt	$3,739	$3,734	$3,406	$3,359	$3,359	$4,719	$3,815	$3,723	$3,634	$3,634

Note 1: Effective April 1, 2007, results for the Reclamation operation have been combined with the Containerboard & Corrugated Container Segment. All periods presented have been restated to conform to the current presentation.

Note 2: Effective January 1, 2007, the Company adopted the new pronouncement for accounting for planned major maintenance activities, which requires retrospective application to all financial statements presented. The following is the impact by quarter for 2006:

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Restatement for Major Maintenance Activities:
Pretax income (loss)	$(1)	$—	$10	$(9)	$—
Net income (loss)	$(1)	$—	$6	$(5)	$—

SMURFIT-STONE CONTAINER CORPORATION

STATISTICAL INFORMATION

	2007					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Containerboard System
North American Mill Operating Rates (Containerboard Only)	97.1%	98.1%	100.0%	99.8%	99.2%	96.9%	100.0%	100.0%	100.0%	99.8%

North American Containerboard Production - M Tons	1,813	1,851	1,893	1,779	7,336	1,771	1,860	1,888	1,883	7,402
Year over Year Avg. Domestic Linerboard Price Change	12.8%	3.1%	-0.2%	7.8%	4.9%	-0.5%	9.9%	25.8%	24.5%	14.8%
Sequential Avg. Domestic Linerboard Price Change	-0.3%	0.6%	1.6%	5.7%	N/A	10.1%	10.1%	5.0%	-2.2%	N/A

Pulp Production - M Tons	145	134	149	146	574	145	136	151	132	564
SBS/Bleached Board Production - M Tons	78	82	76	33	269	72	77	81	83	313
Kraft Paper Production - M Tons	46	47	39	45	177	54	47	51	47	199

Corrugated Containers
North American Shipments - BSF	19.0	18.9	18.5	17.9	74.3	20.2	20.2	19.8	19.3	79.5
Per Day North American Shipments - MMSF	296.7	299.3	293.7	295.0	296.2	315.1	320.9	319.4	321.4	319.1
Year over Year Avg. Corrugated Price Change	6.9%	3.3%	0.6%	3.5%	3.5%	-2.5%	3.5%	9.7%	10.4%	5.2%
Sequential Avg. Corrugated Price Change	0.1%	0.7%	0.3%	2.4%	N/A	3.3%	4.3%	3.0%	-0.5%	N/A

Fiber Reclaimed and Brokered - M tons	1,721	1,679	1,688	1,754	6,842	1,666	1,630	1,644	1,674	6,614

SMURFIT-STONE CONTAINER CORPORATION

EBITDA, As Defined Below

(In millions)

(Unaudited)

	2007					2006 - Restated
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Income (loss) from continuing operations	$(52)	$(2)	$(93)	$44	$(103)	$(71)	$(50)	$26	$25	$(70)
(Benefit from) provision for income taxes	(34)	(2)	44	19	27	(44)	(24)	18	10	(40)
Income from discontinued operations before income taxes	—	—	—	—	—	16	7	—	—	23
Interest expense, net	74	73	73	65	285	92	96	78	75	341
Depreciation, depletion and amortization	88	93	91	88	360	100	99	89	89	377
EBITDA	76	162	115	216	569	93	128	211	199	631
Receivables discount expense	7	9	7	4	27	5	8	7	7	27
Restructuring (income) charges	24	10	11	(29)	16	9	13	13	8	43
Non-cash foreign currency (gain) loss	5	20	22	5	52	(2)	14	—	(13)	(1)
Loss on early extinguishment of debt	23	5	1	—	29	—	28	—	—	28
(Gain) loss on sale of assets	—	—	64	1	65	(23)	(1)	—	—	(24)
Pension curtailment	—	—	(3)	—	(3)	—	—	—	—	—
Other (Note 1)	—	—	—	—	—	—	3	—	—	3
Adjusted EBITDA	$135	$206	$217	$197	$755	$82	$193	$231	$201	$707

Note 1: Income from discontinued operations before income taxes for the second quarter of 2006 includes $3 million of expenses related to the sale of the Consumer Packaging segment.

“EBITDA” is defined as net income (loss) before (benefit from) provision for income taxes, interest expense, net and depreciation, depletion and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted as indicated above. EBITDA and Adjusted EBITDA are non-GAAP financial measures. See disclosure following regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

(In Millions, Except Per Share Data)

(Unaudited)

	2007					2006 - Restated
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss) available to common stockholders (GAAP)	$(55)	$(5)	$(96)	$41	$(115)	$(64)	$(50)	$21	$22	$(71)
Loss on early extinguishment of debt, net of income taxes	14	3	—	—	17	—	17	—	—	17
Non-cash foreign currency (gains)/losses	5	20	22	5	52	(2)	14	—	(13)	(1)
(Gain) loss on sale of assets, net of income tax/ loss on sale of discontinued operations	—	—	97	—	97	(14)	2	2	—	(10)
Restructuring (income) charges, net of income taxes	14	1	7	(18)	4	5	8	8	5	26
Pension curtailment, net of income taxes	—	—	(2)		(2)	—	—	—	—	—
Resolution of a prior year income tax matter	—	(4)	—	—	(4)	—	—	—	—	—
Reduction in Canadian statutory income tax rates	—	—	—	(5)	(5)	—	—	—	—	—
Adjusted net income (loss) available to common stockholders (Note 1)	$(22)	$15	$28	$23	$44	$(75)	$(9)	$31	$14	$(39)

	2007					2006 - Restated
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss) per diluted share available to common stockholders (GAAP)	$(0.21)	$(0.02)	$(0.38)	$0.16	$(0.45)	$(0.25)	$(0.20)	$0.08	$0.09	$(0.28)
Loss on early extinguishment of debt	0.05	0.01	—	—	0.07	—	0.07	—	—	0.07
Non-cash foreign currency (gains)/losses	0.02	0.08	0.09	0.02	0.20	(0.01)	0.06	—	(0.05)	—
(Gain) loss on sale of assets/ loss on sale of discontinued operations	—	—	0.38	—	0.38	(0.05)	—	0.01	—	(0.04)
Restructuring (income) charges	0.05	0.01	0.03	(0.07)	0.02	0.02	0.03	0.03	0.02	0.10
Pension curtailment	—	—	(0.01)	—	(0.01)	—	—	—	—	—
Resolution of a prior year income tax matter	—	(0.02)	—	—	(0.02)	—	—	—	—	—
Reduction in Canadian statutory income tax rates	—	—	—	(0.02)	(0.02)	—	—	—	—	—
Adjusted net income (loss) per diluted share available to common stockholders (Note 1)	$(0.09)	$0.06	$0.11	$0.09	$0.17	$(0.29)	$(0.04)	$0.12	$0.06	$(0.15)

Note 1: Exclusive of loss on early extinguishment of debt, non-cash foreign currency (gain) loss, (gain) loss on sale of assets/loss on sale of discontinued operations, restructuring charges, pension curtailment, resolution of a prior year income tax matter and reduction in Canadian statutory income tax rate. Adjusted net income (loss) available to common stockholders and adjusted net income (loss) per diluted share available to common stockholders are non-GAAP financial measures. See disclosure following regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

NON-GAAP FINANCIAL MEASURES

We measure our performance primarily through our operating profit. In addition to our audited consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures, including “EBITDA,” “adjusted EBITDA” and “adjusted net income (loss) per diluted share available to common stockholders” to measure our operating performance. We provide a definition of the components of these measurements and reconciliation to the most directly comparable GAAP financial measure.

These non-GAAP measures are considered by our Board of Directors and management as a basis for measuring and evaluating our overall operating performance. They are presented to enhance an understanding of our operating results and are not intended to represent cash flow or results of operations. The use of these non-GAAP measures provides an indication of our ability to service debt and we consider them appropriate measures to use because of our highly leveraged position. We believe these non-GAAP measures are useful in evaluating our operating performance compared to other companies in our industry, and are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance.

EBITDA has certain material limitations associated with its use as compared to net income. These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, such as interest expense, income tax expense and depreciation and amortization. In addition, EBITDA may differ from the EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to us to invest in our business and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only as supplemental measures of our operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP. The EBITDA presentation includes a reconciliation to net income which we believe is clear and useful to our stakeholders. A further reconciliation to adjusted EBITDA excludes certain unusual or non-recurring items, and presents a more accurate picture of our operating performance.

We use adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding from EBITDA certain unusual or nonrecurring items that we believe are not indicative of our ongoing operating results as follows:

•                  Loss on Early Extinguishment of Debt – which represents unamortized deferred debt issuance cost or call premiums charged to expense in connection with our financing activities.

•                  Non-Cash Foreign Currency Gain or Loss – which is recorded in connection with fluctuations in the Canadian dollar. The functional currency for our Canadian operations is the U.S. dollar. Fluctuations in Canadian dollar-denominated monetary assets and liabilities result in non-cash gains or losses.

•                  Gain or Loss on Sale of Assets – related to significant transactions which occur on an infrequent basis.

•                  Receivables Discount Expense – which is recorded in connection with our accounts receivable securitization program and is considered a financing activity similar to interest expense that is added back in our presentation of adjusted EBITDA in a manner consistent with our interest expense.

•                  Restructuring Charges – which consist primarily of facility closures and other headcount reductions. A significant amount of these restructuring charges are non-cash charges related to the write-down of property, plant and equipment to estimated net realizable value. We exclude these restructuring charges to more clearly reflect our ongoing operating performance.

•                  Pension Curtailment –which occur on an infrequent basis.

We also use the non-GAAP measure “adjusted net income (loss) per diluted share available to common stockholders.” Management believes this non-GAAP financial measure provides investors, potential investors, security analysts and others with useful information to evaluate the performance of the business because it excludes gains and losses and charges that management believes are not indicative of the ongoing operating results of the business. In addition, this non-GAAP financial measure is used by management to evaluate our operating performance for the same reasons as detailed above in the description of the related components excluded from EBITDA to arrive at adjusted EBITDA.